EXHIBIT 99.1

Broadridge Reports Third Quarter Fiscal 2020 Results
Recurring Fee Revenues Rise 9%
Closed Sales Rise 20%
Updated Guidance Reflects Strong Second-Half Organic Growth and Impact of Covid-19
NEW YORK, N.Y., May 8, 2020 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter and nine months ended March 31, 2020 of its fiscal year 2020. Results compared with the same period last year were as follows:

Summary Financial Results	Third Quarter			Nine Months
Dollars in millions, except per share data	2020	2019	Change	2020	2019	Change

Total revenues	$1,250	$1,225	2%	$3,167	$3,151	1%
Recurring fee revenues	835	767	9%	2,106	1,947	8%

Operating income	226	234	(3)%	326	412	(21)%
Operating income margin	18.1%	19.1%		10.3%	13.1%

Adjusted Operating income - Non-GAAP	262	256	3%	460	479	(4)%
Adjusted Operating income margin - Non-GAAP	21.0%	20.9%		14.5%	15.2%

Diluted EPS	$1.43	$1.45	(1)%	$1.99	$2.51	(21)%
Adjusted EPS - Non-GAAP	$1.67	$1.59	5%	$2.88	$2.94	(2)%

Closed sales	$44	$37	20%	$127	$161	(21)%

“Broadridge is making a real difference in this volatile and uncertain time and I have been inspired by how our associates have stepped up to meet this incredible challenge,” said Tim Gokey, Broadridge’s Chief Executive Officer. “The importance of what we do to power global trading and wealth management, enable safe and effective corporate governance, and keep investors informed has never been greater. Our scalable and resilient technology has operated flawlessly in periods of heavy market volume, our production facilities have delivered a successful proxy season in the face of extraordinary safety measures, and we are poised to deliver more than four times as many Virtual Shareholder Meetings as last year. We remain focused on keeping our associates safe, serving our clients, and helping our communities. I am extremely proud of every member of the Broadridge team.
“Our financial performance during the Third Quarter and our outlook for Fiscal Year 2020 underscores the resilience of Broadridge’s business model. Third Quarter Recurring revenues rose 9% and Adjusted EPS rose 5% even in the face of significantly lower event-driven activity and proxy timing shift. While tempered by lower event-driven activity, our updated guidance calls for continued growth in the fourth quarter, reflecting the essential nature of our work and the dedication of our associates,” Mr. Gokey added.

Fiscal Year 2020 Financial Guidance

Change / Update [1]
Recurring fee revenue growth	8 – 10%	No change
Total revenue growth	3 – 6%	Expected to be at low end of range

Operating income margin - GAAP	~14%	No change
Adjusted Operating income margin - Non-GAAP	~18%	No change

Diluted earnings per share growth	(7) – (3)%	Reduced from (4) – 0%
Adjusted earnings per share growth - Non-GAAP	5 – 7%	Reduced from low end of 8 – 12%

Closed sales	$190-230M	No change

(1) From full-year guidance provided in earnings release Q2 FY20 on 1/31/2020

Financial Results for the Third Quarter Fiscal Year 2020 compared to the Third Quarter Fiscal Year 2019
•Total revenues increased 2% to $1,250 million from $1,225 million in the prior year period.
◦Recurring fee revenues increased 9% to $835 million from $767 million. The increase in recurring fee revenues includes 6pts of growth from acquisitions. Organic growth was 3pts. Internal growth was neutral with positive growth in our GTO segment driven by higher trading volumes resulting from market uncertainty related to the Covid-19 pandemic (“Covid-19”), offset by negative internal growth in our ICS segment driven by a shift of proxy communications into the fourth quarter also as a result of Covid-19.
◦Event-driven fee revenues decreased $29 million, or 43%, to $39 million, mainly from lower mutual fund proxy activity and equity proxy contests.
◦Distribution revenues decreased $6 million, or 1%, to $412 million, primarily from the decrease in event-driven fee revenues.
•Operating income was $226 million, a decrease of $7 million, or 3%. Operating income margin decreased to 18.1%, compared to 19.1% for the prior year period.
◦Adjusted Operating income was $262 million, an increase of $6 million, or 3%. Adjusted Operating income margin increased to 21.0%, compared to 20.9% for the prior year period.
◦The decrease in Operating income was primarily due to the impact of lower event-driven fee revenues and higher acquisition amortization expense, partially offset by higher recurring fee revenues. The increase in Adjusted Operating income was primarily due to the increase in recurring fee revenues more than offsetting the impact of lower event-driven fee revenues.
•Interest expense, net was $16 million, an increase of $6 million, or 62%, primarily due to an increase in interest expense from higher borrowings related to acquisitions.
•The effective tax rate was 20.7% compared to 23.0% in the Third Quarter 2019. The effective tax rate was impacted by higher discrete tax benefits relative to pre-tax income, including excess tax benefits of $2 million, which increased from $1 million in the Third Quarter 2019.
•Net earnings decreased 3% to $167 million and Adjusted Net earnings increased 3% to $195 million.
◦Diluted earnings per share decreased 1% to $1.43, compared to $1.45 in the Third Quarter 2019 and Adjusted earnings per share increased 5% to $1.67, compared to $1.59 in the Third Quarter 2019.
◦The decrease in Diluted earnings per share was primarily due to the decrease in event-driven fee revenues and higher acquisition amortization expense, partially offset by higher recurring fee revenues. The increase in Adjusted earnings per share was primarily due to an increase in recurring fee revenues more than offsetting a decrease in event-driven fee revenues.

Segment and Other Results for the Third Quarter 2020 compared to the Third Quarter 2019
Beginning in the first quarter 2020, the results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions segment are now reported within the Global Technology and Operations segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions (“ICS”)
•ICS total revenues were $980 million, a decrease of $26 million, or 3%.
◦Recurring fee revenues increased $9 million, or 2%, to $529 million. The increase was attributable to revenues from net new business (3pts) and acquisition growth (3pts), partially offset by internal growth (-4pts). Internal growth was negatively impacted by a shift of proxy communications into the fourth quarter as a result of Covid-19.
◦Event-driven fee revenues decreased $29 million, or 43%, to $39 million, mainly from lower mutual fund proxy activity and equity proxy contests.
◦Distribution revenues decreased $6 million, or 1%, to $412 million, primarily from the decrease in event-driven activity.
•ICS earnings before income taxes were $159 million, a decrease of $34 million, or 17%, primarily due to the decrease in event-driven fee revenues and the shift of proxy communications into the fourth quarter, which more than offset the contribution from the increase in other recurring fee revenues. Pre-tax margins decreased to 16.2% from 19.2%.
Global Technology and Operations (“GTO”)
•GTO recurring fee revenues were $305 million, an increase of $58 million, or 23%. The increase was attributable to the combination of revenues from acquisitions (12pts) and organic growth (11pts). Internal growth benefited from higher trading volumes resulting from market uncertainty related to Covid-19.
•GTO earnings before income taxes were $67 million, an increase of $14 million, or 26%, compared to $53 million in the prior year period. The increased earnings were primarily due to higher organic revenues, partially offset by expenditures to implement and support new business. Pre-tax margins increased to 22.1% from 21.5%.
Other
•Other Loss before income tax decreased 29% to $18 million from $25 million in the Third Quarter 2019. The decreased loss before income taxes was primarily due to lower corporate expenses, partially offset by interest expense versus the prior year period.
Financial Results for the Nine Months Fiscal Year 2020 compared to the Nine Months Fiscal Year 2019
•Total revenues increased 1% to $3,167 million from $3,151 million in the prior year period.
◦Recurring fee revenues increased 8% to $2,106 million from $1,947 million. The increase in recurring fee revenues includes 6pts of growth from acquisitions.
◦Event-driven fee revenues decreased $83 million, or 43%, to $110 million, mainly from lower mutual fund proxy activity and equity proxy contests.
◦Distribution revenues decreased $39 million, or 4%, to $1,042 million, primarily from the decrease in event-driven fee revenues.
•Operating income was $326 million, a decrease of $86 million, or 21%. Operating income margin decreased to 10.3%, compared to 13.1% in the prior year period.
◦Adjusted Operating income was $460 million, a decrease of $20 million, or 4%. Adjusted Operating income margin decreased to 14.5%, compared to 15.2% for the prior year period.
◦The decrease in Operating income was primarily due to the decrease in event-driven fee revenues, charges associated with the IBM Private Cloud Agreement, and higher acquisition amortization expense, partially offset by higher recurring fee revenues. The decrease in Adjusted Operating income was primarily due to the decrease in event-driven fee revenues partially offset by higher recurring fee revenues.
•Interest expense, net was $43 million, an increase of $13 million, or 42%, primarily due to an increase in interest expense from higher borrowings primarily related to acquisitions.
•The effective tax rate was 18.3% compared to 20.8% in the prior year period. The effective tax rate was impacted by higher discrete tax items relative to pre-tax income, including excess tax benefits of $10 million, slightly higher from $9 million in the prior year period.
•Net earnings decreased 22% to $233 million and Adjusted Net earnings decreased 4% to $337 million.
◦Diluted earnings per share decreased 21% to $1.99, compared to $2.51 in the prior year period and Adjusted earnings per share decreased 2% to $2.88, compared to $2.94 in the prior year period.
◦The decrease in Diluted earnings per share was primarily due to the decrease in event-driven fee revenues, charges associated with the IBM Private Cloud Agreement, and higher acquisition amortization expense, partially offset by higher recurring fee revenues. The decrease in Adjusted earnings per share was primarily due to a decrease in event-driven fee revenues partially offset by higher recurring fee revenues.

Segment and Other Results for the Nine Months Fiscal Year 2020 compared to the Nine Months Fiscal Year 2019
Beginning in the first quarter 2020, the results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions segment are now reported within the Global Technology and Operations segment. As a result, our prior period segment results have been revised to reflect this change.
Investor Communication Solutions
•ICS total revenues were $2,398 million, a decrease of $90 million, or 4%.
◦Recurring fee revenues increased $32 million, or 3%, to $1,246 million. The increase was attributable to revenues from acquisitions (3pts), as organic growth was essentially flat.
◦Event-driven fee revenues decreased $83 million, or 43%, to $110 million, mainly from lower mutual fund proxy activity and equity proxy contests compared to the prior year period.
◦Distribution revenues decreased $39 million, or 4%, to $1,042 million, primarily from the decrease in event-driven activity.
•ICS earnings before income taxes were $204 million, a decrease of $84 million, or 29%, primarily due to lower event-driven fee revenues more than offsetting the contribution from higher recurring fee revenues. Pre-tax margins decreased to 8.5% from 11.6%.
Global Technology and Operations
•GTO recurring fee revenues were $860 million, an increase of $127 million, or 17%. Revenue from acquisitions contributed (11pts) to the increase and organic growth contributed (6pts).
•GTO earnings before income taxes were $173 million, an increase of $25 million, or 17%, compared to $147 million in the prior year period. The increased earnings were primarily due to higher revenues from acquisitions, including software license sales, and higher organic revenues, partially offset by the impact of expenditures to implement and support new business and the amortization of acquired intangibles. Pre-tax margins were flat at 20.1%.
Other
•Other Loss before income tax increased 40% to $107 million from $76 million in the nine months ended March 31, 2020. The increased loss was primarily due to charges associated with the IBM Private Cloud Agreement, and higher interest expense versus the prior year period.

Third Quarter 2020 Acquisition
In February 2020, the Company acquired FundsLibrary Limited (“FundsLibrary”), a leader in fund document and data dissemination in the European market. The combination of FundsLibrary’s capabilities with Broadridge’s existing regulatory communications offerings is expected to enable Broadridge to reduce complexity and cost for global fund managers, helping them to increase distribution opportunities and meet their regulatory requirements across multiple jurisdictions. The purchase price was approximately $70 million net of cash acquired.
Earnings Conference Call
An analyst conference call will be held today, Friday, May 8, 2020 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through May 22, 2020, the recording will also be available by dialing 1-877-344-7529 passcode: 10136507 within the United States or 1-412-317-0088 passcode: 10136507 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, and (iii) IBM Private Cloud Charges. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. IBM Private Cloud Charges represent a charge on the hardware assets to be transferred to IBM and other charges related to the IBM Private Cloud Agreement.
We exclude IBM Private Cloud Charges from our Adjusted Operating income and other earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and this item does not reflect ordinary operations or earnings. We also exclude the impact of

Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company’s capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2020 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Third Quarter Report”) and Annual Report on Form 10-K for the fiscal year 2019 (the “2019 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the Third Quarter Report and the 2019 Annual Report.

These risks include:
•the potential impact and effects of Covid-19 on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;

•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S.$7 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 11,000 associates in 18 countries.
For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault
(516) 472-5129

Media:
Gregg Rosenberg
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues	$1,249.9	$1,224.8	$3,167.1	$3,151.0
Operating expenses:
Cost of revenues	872.5	847.3	2,380.9	2,320.3
Selling, general and administrative expenses	151.1	143.9	460.1	418.7
Total operating expenses	1,023.7	991.2	2,841.0	2,739.1
Operating income	226.3	233.6	326.1	411.9
Interest expense, net	(16.2)	(10.0)	(43.2)	(30.4)
Other non-operating income (expenses), net	0.4	—	1.8	(4.3)
Earnings before income taxes	210.5	223.6	284.8	377.2
Provision for income taxes	43.6	51.4	52.0	78.4
Net earnings	$166.8	$172.2	$232.8	$298.8

Basic earnings per share	$1.46	$1.49	$2.03	$2.57
Diluted earnings per share	$1.43	$1.45	$1.99	$2.51

Weighted-average shares outstanding:
Basic	114.6	115.7	114.6	116.1
Diluted	117.0	118.5	117.1	119.1

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	March 31, 2020	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$402.1	$273.2
Accounts receivable, net of allowance for doubtful accounts of $3.8 and $2.6, respectively	814.7	664.0
Other current assets	144.2	105.2
Total current assets	1,361.0	1,042.3
Property, plant and equipment, net	153.9	189.0
Goodwill	1,704.5	1,500.0
Intangible assets, net	611.4	556.2
Other non-current assets	1,082.6	593.1
Total assets	$4,913.5	$3,880.7
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$399.8	$—
Payables and accrued expenses	737.2	711.7
Contract liabilities	118.0	90.9
Total current liabilities	1,255.0	802.6
Long-term debt	1,679.9	1,470.4
Deferred taxes	112.8	86.7
Contract liabilities	159.7	160.7
Other non-current liabilities	503.6	232.8
Total liabilities	3,710.9	2,753.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 114.5 and 114.3 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	1,169.3	1,109.3
Retained earnings	2,135.1	2,087.7
Treasury stock, at cost: 40.0 and 40.2 shares, respectively	(2,036.2)	(1,999.8)
Accumulated other comprehensive loss	(67.2)	(71.2)
Total stockholders’ equity	1,202.5	1,127.5
Total liabilities and stockholders’ equity	$4,913.5	$3,880.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Nine Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities
Net earnings	$232.8	$298.8
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	56.5	63.7
Amortization of acquired intangibles and purchased intellectual property	90.9	64.3
Amortization of other assets	76.0	66.8
Write-down of long-lived assets	32.1	—
Stock-based compensation expense	47.6	46.8
Deferred income taxes	9.7	17.4
Other	(16.0)	(27.2)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Increase in Accounts receivable, net	(142.7)	(174.0)
Increase in Other current assets	(21.7)	(13.3)
Decrease in Payables and accrued expenses	(22.7)	(55.1)
Increase in Contract liabilities	18.2	18.6
Non-current assets and liabilities:
Increase in Other non-current assets	(244.7)	(140.9)
Increase in Other non-current liabilities	39.6	51.9
Net cash flows provided by operating activities	155.6	217.9
Cash Flows From Investing Activities
Capital expenditures	(48.5)	(30.9)
Software purchases and capitalized internal use software	(25.0)	(15.5)
Acquisitions, net of cash acquired	(339.1)	—
Other investing activities	(15.3)	(2.8)
Net cash flows used in investing activities	(427.9)	(49.1)
Cash Flows From Financing Activities
Debt proceeds	1,575.3	370.0
Debt repayments	(960.6)	(250.0)
Dividends paid	(179.2)	(155.1)
Purchases of Treasury Stock	(50.5)	(120.3)
Proceeds from exercise of stock options	26.4	23.6
Other financing activities	(9.8)	(7.1)
Net cash flows provided by (used in) financing activities	401.6	(138.8)
Effect of exchange rate changes on Cash and cash equivalents	(0.4)	(1.9)
Net change in Cash and cash equivalents	128.9	28.2
Cash and cash equivalents, beginning of period	273.2	263.9
Cash and cash equivalents, end of period	$402.1	$292.1

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues
Investor Communication Solutions	$980.2	$1,005.9	$2,398.4	$2,488.7
Global Technology and Operations	305.5	247.8	860.3	733.2
Foreign currency exchange	(35.8)	(28.9)	(91.6)	(70.9)
Total	$1,249.9	$1,224.8	$3,167.1	$3,151.0

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$159.2	$192.9	$204.3	$288.5
Global Technology and Operations	67.4	53.4	172.9	147.5
Other	(17.8)	(25.2)	(107.1)	(76.3)
Foreign currency exchange	1.6	2.5	14.6	17.5
Total	$210.5	$223.6	$284.8	$377.2

Pre-tax margins:
Investor Communication Solutions	16.2%	19.2%	8.5%	11.6%
Global Technology and Operations	22.1%	21.5%	20.1%	20.1%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments, which resulted in transferring $11.2 million and $32.3 million of revenues, respectively, and $0.9 million and $1.3 million of earnings before income taxes, respectively, for the three and nine months ended March 31, 2019.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
Investor Communication Solutions	2020	2019	Change	2020	2019	Change
Equity Proxy	$136.4	$152.9	(11)%	$208.4	$225.6	(8)%
Mutual fund and exchange-traded funds (“ETF”) interims	87.2	82.1	6%	217.7	200.6	9%
Customer communications and fulfillment	208.0	201.1	3%	555.5	558.6	(1)%
Other ICS	97.4	83.5	17%	264.2	228.8	15%
Total ICS Recurring fee revenues	529.0	519.6	2%	1,245.8	1,213.6	3%

Equity and other	22.1	35.4	(38)%	54.9	79.0	(31)%
Mutual funds	17.0	33.1	(49)%	55.3	114.5	(52)%
Total ICS Event-driven fee revenues	39.1	68.4	(43)%	110.3	193.5	(43)%

Distribution revenues	412.1	417.9	(1)%	1,042.4	1,081.6	(4)%

Total ICS Revenues	$980.2	$1,005.9	(3)%	$2,398.4	$2,488.7	(4)%

Global Technology and Operations
Equities and Other	$259.4	$206.7	25%	$727.4	$612.0	19%
Fixed income	46.1	41.1	12%	132.9	121.2	10%
Total GTO Recurring fee revenues	305.5	247.8	23%	860.3	733.2	17%

Foreign currency exchange	(35.8)	(28.9)	24%	(91.6)	(70.9)	29%
Total Revenues	$1,249.9	$1,224.8	2%	$3,167.1	$3,151.0	1%

Revenues by Type
Recurring fee revenues	$834.5	$767.4	9%	$2,106.1	$1,946.8	8%
Event-driven fee revenues	39.1	68.4	(43)%	110.3	193.5	(43)%
Distribution revenues	412.1	417.9	(1)%	1,042.4	1,081.6	(4)%
Foreign currency exchange	(35.8)	(28.9)	24%	(91.6)	(70.9)	29%
Total Revenues	$1,249.9	$1,224.8	2%	$3,167.1	$3,151.0	1%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Select Operating Metrics
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
In millions	2020	2019	% Change	2020	2019	% Change

Closed Sales	$44.4	$36.9	20%	$127.1	$161.2	(21)%

Record Growth[1]
Equity proxy	7%	3%		8%	6%
Mutual fund interims	—%	6%		3%	11%

Internal Trade Growth[2]
Equity	28%	(6)%		2%	8%
Fixed Income	19%	—%		15%	3%
Amounts may not sum due to rounding.

[1] Stock record growth and interim record growth measure the annual change in total positions eligible for equity proxies and mutual fund & ETF interims, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[2] Internal trade growth represents the growth in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$226.3	$233.6	$326.1	$411.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	32.5	21.2	90.9	64.3
Acquisition and Integration Costs	3.0	0.9	9.0	3.1
IBM Private Cloud Charges	0.2	—	33.6	—
Adjusted Operating income (Non-GAAP)	$262.1	$255.7	$459.6	$479.4
Operating income margin (GAAP)	18.1%	19.1%	10.3%	13.1%
Adjusted Operating income margin (Non-GAAP)	21.0%	20.9%	14.5%	15.2%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$166.8	$172.2	$232.8	$298.8
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	32.5	21.2	90.9	64.3
Acquisition and Integration Costs	3.0	0.9	9.0	3.1
IBM Private Cloud Charges	0.2	—	33.6	—
Taxable adjustments	35.8	22.1	133.5	67.5
Tax impact of adjustments (a)	(7.6)	(5.4)	(29.0)	(15.7)
Adjusted Net earnings (Non-GAAP)	$195.0	$188.9	$337.3	$350.6

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$1.43	$1.45	$1.99	$2.51
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.28	0.18	0.78	0.54
Acquisition and Integration Costs	0.03	0.01	0.08	0.03
IBM Private Cloud Charges	—	—	0.29	—
Taxable adjustments	0.31	0.19	1.14	0.57
Tax impact of adjustments (a)	(0.07)	(0.05)	(0.25)	(0.13)
Adjusted earnings per share (Non-GAAP)	$1.67	$1.59	$2.88	$2.94

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $1.9 million and $9.9 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2020, and $1.3 million and $9.2 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2019. For purposes of calculating Adjusted earnings per share, the same adjustments were made on a per share basis.
Amounts may not sum due to rounding.

Reconciliation of Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$155.6	$217.9
Capital expenditures and Software purchases and capitalized internal use software	(73.5)	(46.3)
Free cash flow (Non-GAAP)	$82.2	$171.6

Fiscal Year 2020 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY20 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share (GAAP)	(7) – (3)%
Adjusted earnings per share (Non-GAAP)	5 – 7%

FY20 Adjusted Operating Income Margin (b)
Operating income margin % (GAAP)	~14%
Adjusted Operating income margin % (Non-GAAP)	~18%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges, and is calculated using diluted shares outstanding. Fiscal year 2020 Non-GAAP Adjusted earnings per share guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges, net of taxes, of approximately $1.12 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges. Fiscal year 2020 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and IBM Private Cloud Charges of approximately $170 million.